Exhibit 23.3


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

We hereby consent to the incorporation by reference in your Amendment 2 to Form SB-2 Registration Statement of Gulfport Energy Corporation (Gulfport), of our reserve report dated March 11, 2004, of the estimates of the net proved oil and gas reserves of Gulfport and their present values, as of January 1, 2004, and all references to our firm therein.



                               NETHERLAND, SEWELL & ASSOCIATES, INC.


                               /s/J. Carter Henson, Jr.
                               Senior Vice President

Houston, Texas
July 19, 2004